Exhibit 99.1

FOR IMMEDIATE RELEASE December 2, 2010

Investor Contact: Mark H. Tubb

Vice President - Investor Relations

813.871.4027

mtubb@walterenergy.com

Media Contacts: Michael A. Monahan

Director - Corporate Communications

205.745.2628

mmonahan@walterenergy.com

or

Jim Barron/Michael Henson

Sard Verbinnen & Co.

212-687-8080

WALTER ENERGY AND WESTERN COAL EXTEND EXCLUSIVITY AGREEMENT

(TAMPA, Fla.) - Walter Energy (NYSE: WLT) announced today that it has extended its exclusivity agreement with Western Coal Corp. (TSX: WTN) (TSX: WTN.WT) (AIM: WTN).  Under the terms of the agreement, which was announced on November 18, 2010, both companies are working exclusively with each other toward the negotiation of a definitive agreement to give effect to Walter Energy’s proposal to acquire Western Coal.

Walter Energy cautions that no definitive agreement has been entered into and accordingly no assurance can be given that the negotiations between Walter and Western will lead to a transaction that is consistent with Walter’s proposal or to any transaction at all.

About Walter Energy

Walter Energy is a leading U.S. producer and exporter of premium hard coking coal for the global steel industry and also produces steam coal and industrial coal, metallurgical coke and coal bed methane gas. The Company has annual revenues of approximately $1.2 billion and employs approximately 2,100 people. For more information about Walter Energy, please visit the Company Web site at www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance that the transaction with Western Coal will close. The transaction is subject to a number of closing conditions which may be outside of Walter Energy’s control. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward- looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2009 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

WLT